Island Investment Development Inc. 94 Euston Street PO Box 1176, Charlottetown Prince Edward Island Canada C1A 7M8	Island Investment Development Inc. 94, rue Euston C.P. 1176, Charlottetown Île-du-Prince-Édouard Canada C1A 7M8

PRIVATE & CONFIDENTIAL

July 10, 2018

Aqua Bounty Canada Inc.
718 Bay Fortune Road
Souris, PEI C0A 2B0

Attention: Dawn Runighan

Dear Ms. Runighan:

Re:    Offer to Finance
Our File #2018-00827
On the basis of an application for a loan submitted by Aqua Bounty Canada Inc (the “Borrower”), and the financial statements / other information provided in support of the request, Island Investment Development Inc. (“IIDI”), through Prince Edward Island Century 2000 Fund Inc. (the “Lender”), is pleased to extend the following financing offer:
1.0    PURPOSE AND AMOUNT

1.1
A term loan (hereinafter collectively called the “Loan”) of up to Two Million Seven Hundred Thousand Dollars ($2,700,000), the proceeds of which are to be used to finance the construction of 2 buildings in Fortune, PEI;

1.2	The Borrower agrees to assume all project cost overruns without prejudice to the security held by the Lender;
No change in the Project and financing may be made without the Lender’s prior written consent.
2.0    TERMS OF REPAYMENT
The terms of repayment for the Loan are as follows:

2.1
The Loan has a term of five years from the date of first disbursement with a 20 year amortization period. If any portion of the Loan remains outstanding at maturity, the Loan, and any unpaid accrued interest, shall be immediately due and payable in full;

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

2.2
The Loan will bear interest at the fixed rate of four percent (4.0%) per annum on the principal balance outstanding to maturity. Interest is calculated daily, commencing on first disbursement, and is due and payable on the first day of each month thereafter during the term of the Loan until maturity;

2.3
Repayment shall be by way of monthly, blended principal and interest installments of $16,314.66 commencing on the 1st day of each month immediately following first disbursement and continuing on the 1st day of each month thereafter during the term of the Loan until maturity;

2.4	All payments will be applied firstly to unpaid interest and then to principal;

2.5	To facilitate ease of administration, the Borrower agrees that payments will be set-up on the Lender’s pre-authorized payment system.
3.0    PREPAYMENT

3.1	Advances made under this Loan may be repaid in whole, or in part, at any time, without penalty;

3.2	Prepayment effects a permanent reduction of the Loan, which may not be re-advanced to the Borrower thereafter;

3.3	Partial prepayments shall be applied regressively on the last maturing installments of principal.
4.0    SECURITY
The following security (hereinafter referred to collectively as the “Security”) evidenced by documents, registrations, filings and opinions of legal counsel satisfactory to the Lender, is to be provided prior to any funds being disbursed:

4.1	A Promissory Note from the Borrower for the full amount of the Loan.

4.2	A registered General Security Agreement from the Borrower conveying a first security interest in all present and after acquired personal property of the borrower.

4.3	An open ended collateral mortgage conveying a first fixed charge on buildings and land (PID #849505) located at 1300 Rte 2, Souris, Prince Edward Island.

4.4	An open ended collateral mortgage conveying a first fixed charge on buildings and land (PlD #151639) located at 0718 Bay Fortune, Souris, Prince Edward Island.

4.5	An open ended collateral mortgage conveying a first fixed charge on buildings and land (PID #1022300) located in Souris, Prince Edward Island.

4.6	Assignment of Fire Insurance confirming the Agency’s interest as first loss payee on all assets / personal property / real property.

4.7	The Corporate Guarantee from Aqua Bounty Technologies Inc (the “Guarantor”) for the full amount of the Loan.

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

5.0    INSURANCE

5.1
The Borrower agrees to keep all personal property assigned, mortgaged or pledged as security for the Loan insured for physical damages and losses on an all risk basis for their replacement cost and have the Lender named as first loss payee;

5.2	The Borrower agrees to assign insurance proceeds to the Lender for an amount equal to the balance of the Loan;

5.3
The Lender agrees that where insurance proceeds are payable to the Borrower and the Lender, such proceeds shall be used either to repair, rebuild, or replace any lost or damaged personal property and/or equipment with respect to which the claim is made, or shall be applied as a reduction of principal on the Loan without notice, bonus or penalty, unless otherwise agreed to in writing by the Lender;

5.4	The Borrower shall notify the Lender immediately of any loss or damage to the Borrower’s property held as security;

5.5	If the Borrower does not maintain insurance as required, the Lender may purchase insurance to protect its own interest and the Borrower will pay the premiums.
6.0    UNDERLYING CONDITIONS
During the term of the Loan, and as long as the Borrower is indebted or otherwise liable to the Lender, the Borrower will not, without the prior written consent of the Lender:

6.1	Undertake capital expenditures or lease purchase agreements in excess of $100,000 per annum that are not contemplated in the Borrower’s business plan;

6.2
Pay any compensation or benefit in excess of $100,000 per year (including the declaration or payment of dividends on any class of shares; and/or taxable benefits for personal use of corporate assets) to the shareholder and all persons related to the shareholder;

6.3	Undertake transactions between related businesses other than in the normal course of business and at normal market rates;

6.4	For the purposes hereof, related persons shall have the same meaning as that set out in Section 251 of the Income Tax Act of Canada;

6.5
Change the capital structure or ownership of the borrowing company or redeem any of its shares. There shall be no amalgamation, merger, acquisition, or any other business combination; nor sale of the business or any of its assets; nor the creation of an affiliated company, nor granting of any operating license;

Requests for consent will not be withheld by the Lender unless such changes will materially impair the financial viability of the Borrower or otherwise compromise the integrity of the Borrower.
7.0    CONTINGENT CONDITIONS
Prior to any disbursement of funds, the Borrower is required to provide:

7.1	Confirmation of other project financing in the amount of $750,000 from ACOA and $9,250,000 from the shareholders of Aqua Bounty Canada Inc.

7.2	Confirmation that property tax ownership and assessment data on PID’s #849505, #151639 and #1022300 is current and any taxes owing are fully paid.

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

7.3	Sub search to be completed on PIO #849505 and #151639 to ensure IIDI maintains a valid first charge over both properties.

7.4	The Borrower is to cover the cost of any financial shortfalls related to this project.
8.0    DISBURSEMENT

8.1	Upon satisfaction of the contingent conditions to this offer in their entirety, and satisfactory completion and registration of the security documents, the Loan proceeds shall be disbursed:

8.1.1	The Borrower’s presentation, satisfactory to the Lender, of paid invoices (complete with serial numbers where applicable);

8.1.2	Where unpaid invoices are presented for disbursement, the Borrower authorizes and hereby directs the Lender to remit payment directly to the equipment vendor.

8.2	Drawdown of all undisbursed funds shall occur no later than 24 months past the date of this Letter of Offer, after which any undisbursed portion of the Loan may be cancelled by the Lender.
9.0    GENERAL CONDITIONS TO DISBURSEMENT
Notwithstanding anything herein to the contrary, the Lender has the right, at its option, to terminate this commitment, and shall not be required to disburse all or any further part of the Loan, at any time or times, and the balance owing on the Loan may, at its option, become immediately due and payable:

9.1
If an Event of Default has occurred or an event which, with the lapse of time or with notice and lapse of time specified herein would become an Event of Default, shall have occurred and be continuing; or

9.2	If, in the opinion of the Lender, there has been any material adverse change in the business, assets or financial condition of the Borrower; or

9.3
If there is any action, proceeding or investigation pending or threatened against the Borrower which would, in the opinion of the Lender, if successful, have a material adverse effect on the Borrower; or

9.4	If there has been any material discrepancy or inaccuracy in any written or oral representations, statements or information made or furnished to the Lender at any time; or

9.5	If, in the opinion of the Lender, any money loaned has not been or is not being applied for the purpose for which it was advanced, or if the security materially depreciates in value.
10.0    FINANCIAL REPORTING COVENANTS
The Borrower shall, at its expense, deliver to the Lender, financial reports and other information in the form and content as the Lender may specify, on the following basis:

10.1
Within 180 days of its year-end, annual financial statements of the Borrower, prepared on a “Review Engagement” basis by an external firm of professional accountants in accordance with generally accepted accounting principles;

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

10.2
Within 180 days of its year-end, annual financial statements of the Guarantor, prepared on a “Review Engagement” basis by an external firm of professional accountants in accordance with generally accepted accounting principles;

10.3
In the event of late filing of the Borrower’s Financial Statements or inventory reports, a $100 fee will be levied at the first of each week, starting 14 days after the statements were otherwise due. Waiver of this will be at the sole discretion of the Lender;

10.4
Upon the request of the Lender, the Borrower shall submit the Borrower’s internally prepared financial statements and other such information in respect of the financial operations of the Borrower as may be deemed necessary by the Lender acting reasonably, from time to time.

11.0    UNDERTAKINGS OF THE BORROWER
The Borrower undertakes:

11.1	To comply with all applicable laws and regulations, and with the decisions, orders, instructions, directives, permits, authorizations or licenses given or issued pursuant to said laws and regulations;

11.2
To carry on its business in a manner that is appropriate, effective and consistent with generally accepted and recognized practices; to maintain in force the permits, authorizations or licenses required for that purpose;

11.3	To maintain in good repair, working order and condition, all material properties used in the business of the Borrower and to keep all property taxes paid current;

11.4
To notify the Lender immediately of any emission, spill or discovery of any pollutant in connection with its assets or those of its subsidiaries, its activities evidencing a real or potential violation of environmental legislation or environmental permits;

11.5
In the case of the deposit, release or discharge of a pollutant into the environment contrary to any law, to contain the emission, deposit, release or discharge and immediately repair the damage caused;

11.6
Not to acquire businesses or interests in businesses or make investments in an entity that is not the Borrower and to ensure that the Borrower does not acquire businesses or interests in businesses or invest directly or indirectly, whether through the purchase of securities, assets or otherwise, in spheres of activity other than those in which the Borrower currently operates, without having first obtained the Lender’s written consent;

The Lender agrees that any request advanced by the Borrower to amend the undertakings described in this Credit Agreement, will be dealt with in a timely manner and that consent to vary the Undertakings will not be unreasonably withheld.
12.0    EVENTS OF DEFAULT
Any one or more of the following events shall constitute an Event of Default (whether any such Event of Default shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative government body):

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

12.1	If the Borrower makes default in the payment of any sum which is due and owing to the Lender hereunder and such default shall have continued for a period of fifteen (15) days;

12.2
If the Borrower shall neglect to observe or perform any other covenant or condition herein contained on its part to be observed or performed; and if the same is capable of being cured, after notice in writing has been given by the Lender specifying such default and requiring the Borrower to cure same, the Borrower shall have failed to cure same within a period of fifteen (15) days;

12.3	A default on this Loan, or any other loan that the Borrower has with the Lender, shall constitute a default on all loans that the Borrower has with the Lender;

12.4	If an order shall be made or an effective resolution be passed for the winding-up or the liquidation of the Borrower or Guarantor;

12.5
If the Borrower, or Guarantor, shall make an assignment for the benefit of its creditors or shall be declared bankrupt or make a proposal or assignment under the Bankruptcy and Insolvency Act or if a custodian or sequestrator or receiver or a receiver and manager or any other officer with similar powers shall be appointed of the Borrower or of its property;

12.6
If an encumbrancer shall take possession of the property of the Borrower or any substantial part thereof or if a distress or execution or any similar process be levied or enforced against such property and remain unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

12.7	If the Borrower, or Guarantor, shall make an application to any court for an order under the Companies Creditors Arrangement Act;

12.8
If the Lender in good faith believes that the ability to pay any monies hereby secured or to perform any covenant or condition hereof is impaired or that the assets pledged as security for the Loan are in danger of being lost, damaged or confiscated;

12.9	If the Borrower ceases to carry on its business in the Province of Prince Edward Island;

12.10
The making of any representation or warranty by the Borrower, or Guarantor, or the application in any document or certificate furnished to the Lender in connection herewith or pursuant hereto which shall prove at any time to be materially incorrect, as of the date made.

The Lender may, at any time it deems necessary to protect its Loans or security, obtain the advice and assistance of such lawyers, accountants, engineers or other professional or expert personnel as it may deem necessary, and any expense in this connection shall be borne by the Borrower, provided the Lender has advised the Borrower in advance of its intention to retain such professional or expert personnel and upon completion provides the Borrower with a detailed account of the expenditures arising from such retention.
13.0    ACKNOWLEDGEMENT

13.1
The Borrower acknowledges that it has independently satisfied itself respecting the feasibility of the project and has not relied in any way upon any oral or written representations by the Lender or the fact the Loan is being made;

13.2
The Borrower acknowledges that it recognizes that, although the Lender is a Crown corporation, it operates on the basis of an independent body for the purpose of dealing with applications for financial assistance made to it. Applications are considered strictly

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

on their own merits and independent of other government departments or agencies and without regard to any possible understanding with any government department and/or representatives;

13.3
The Borrower further acknowledges that the Lender is not involved or responsible for any representations or warranties undertaken by other government departments or agencies in conjunction with the Borrower and also acknowledges that there are no undertakings between the Borrower and the Lender except those that appear in these documents;

13.4
The Borrower expressly waives the right to receive a copy of any financing statement or financing change statement which may be registered by the Lender in connection with any security interest taken by the Lender from the Borrower arising from this Letter of Offer, and also waives the right to receive a copy of any verification statement issued with respect thereto, where such waiver is not otherwise prohibited by law.

14.0    COMMUNICATIONS
The Borrower must consult with the Lender regarding communication activities relating to the Project, as outlined in the following clauses:

14.1
The Borrower consents to public announcements of the Project, by or on behalf of the Lender. The Borrower shall also acknowledge the Lender’s Contribution in any public communications of the Project and shall obtain the approval of the Lender before preparing any announcements, brochures, advertisements, web content or other materials that will display the Lender’s logo or otherwise make reference to the Lender.

14.2
The Lender shall inform the Borrower of the date on which the announcement is to be made and the Borrower shall keep this Agreement confidential until such date. After official announcement of the Project by the Lender or at first disbursement of Loan proceeds, whichever is earlier, information appearing in Schedule A – Loan Fact Sheet for Public Disclosure, herein, will be considered to be in the public domain.

14.3
The Borrower will advise the Lender at least thirty (30) calendar days in advance of any special event such as, but not limited to, an official opening, ribbon cutting or other like event that the Borrower organizes in connection with the Project. A ceremony shall be held on a date that is mutually acceptable to the Lender and the Borrower. The Borrower consents to having the Minister responsible for the Lender, or a designate, participate in any such ceremony.

14.4
The Borrower agrees to the distribution by the Lender of information about the Project as part of public communication initiatives including, but not limited to, feature stories, news releases, speeches, web content, Lender promotional materials and special publications.

14.5	The Lender may, at its sole discretion, withdraw the requirement of the Borrower’s acknowledgment of the Lender’s Contribution in all public communications of the Project.

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

15.0    FREEDOM OF INFORMATION AND PROTECTION OF PRIVACY ACT

15.1
Information in this Letter of Offer will be treated in accordance with the Prince Edward Island Freedom of Information and Protection of Privacy Act. For additional information see: www.gov.pe.ca/foipp.

15.2	Notwithstanding the provisions of the Freedom of Information and Protection of Privacy Act, it is acknowledged that acceptance of this letter of offer constitutes, in the event of any

(a)	classification of the loan balance by the Lender as uncollectible, or

(b)	write-off, cancellation, discharge, or release of any loan balance owing by the Borrower to the Lender, consent to the disclosure of the identity of the Borrower or the Guarantor, if any, as a borrower who has had a loan classified as uncollectible, or who has had a loan writtenoff, cancelled, discharged or released, including the amount of the applicable debt, by the Minister, pursuant to the Financial Administration Act.
16.0    NOTICE

16.1	Any notice or correspondence to the Lender, including all inquiries with respect to this Agreement, should be directed to:
Attn: Chris Silvaggio, Account Manager
Prince Edward Island Century 2000 Fund Inc.
PO Box 1176, Charlottetown, PE C1A 7M8
T: (902) 368-6234, F: (902) 368-6201, E: cgsilvaggio@gov.pe.ca

16.2	Any notice or correspondence to the Borrower, including all inquiries with respect to this Agreement, should be directed to:
Attn: Dawn Runighan
718 Bay Fortune Road
Souris, PE C0A 2B0
17.0    COUNTERPARTS

17.1
This letter of offer may be executed in one or more counterparts and by the different parties to it on separate counterparts, each of which, when so executed will be deemed to be an original; such counterparts, together, will constitute one and the same agreement. This letter of offer may be executed and delivered by fax or email pdf transmission of a manually signed counterpart.

18.0    ACCEPTANCE
If you agree with the terms and conditions as set forth in this Offer to Finance, please signify your acceptance by signing and returning the enclosed duplicate of this Offer to Finance, signed by each Borrower and Guarantor, to the Lender by August 22, 2018. Failing such acceptance, this offer shall be of no further force or effect.

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

Upon receipt of the written acceptance, the Lender Will have the required security documents prepared. All legal and any other related fees regarding this transaction will be on the account of the Borrower and will be due and payable upon invoice.
To further assist economic development and wealth creation in Prince Edward Island, the Borrower is encouraged to purchase materials, supplies, equipment and services from local Prince Edward Island companies, provided that these firms are able to supply your company with these goods and services at competitive prices, and of equal quality and service.
Prince Edward Island Century 2000 Fund Inc. is pleased to provide this offer to you and extends its best wishes for the success of your business.
Yours truly,
/s/ Jamie Aiken
Jamie Aiken, CPA, CA
Executive Director

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

The undersigned does hereby accept this offer and agrees to all of the terms contained herein.

Dated the 20 day of August, 2018.

Signed sealed and delivered in the presence of: /s/ Christopher H. Martin	Aqua Bounty Canada Inc Per: /s/ David A. Frank Per: I/We have the authority to bind the company

The undersigned Guarantors, do acknowledge receipt of this offer and the terms contained herein.

Dated the 20 day of August, 2018.

Signed sealed and delivered in the presence of: /s/ Christopher H. Martin	Aqua Bounty Technologies Inc Per: /s/ David A. Frank Per: I/We have the authority to bind the company

Aqua Bounty Canada Inc
Our File #2018-00827
July 10, 2018

Schedule A

Loan Fact Sheet for Public Disclosure
Borrower:	Aqua Bounty Canada Inc. 718 Fortune Bay Road Souris, PE
Lender:	Prince Edward Island Century 2000 Fund Inc.
Date:	June 26, 2018
Authorized Amount of Loan:	$2,700,000
Interest Rate:	Fixed, 4%, 5-year term
Purpose of Loan:	Purchase /Improvement of Capital Assets